Exhibit 10.3

GUARANTEE AND SECURITY AGREEMENT
made by
DIGITALBRIDGE CO-GUARANTOR, LLC,
as Co-Guarantor
in favor of
CITIBANK, N.A.,
as Indenture Trustee
Dated as of July 9, 2021

TABLE OF CONTENTS
i

SCHEDULES
Schedule 1    Notice Address

ii

GUARANTEE AND SECURITY AGREEMENT
GUARANTEE AND SECURITY AGREEMENT, dated as of July 9, 2021 made by DigitalBridge Co-Guarantor, LLC, a Delaware limited liability company (the “Co-Guarantor”), in favor of Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”) on behalf of the Secured Parties under the Base Indenture, dated as of July 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among DigitalBridge Issuer, LLC, a Delaware limited liability company (the “Issuer”), DigitalBridge Co-Issuer, LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), DigitalBridge Holdings 1, LLC, a Delaware limited liability company (the “Holdings 1”), DigitalBridge Holdings 2, LLC, a Delaware limited liability company (the “Holdings 2”), DigitalBridge Holdings 3, LLC, a Delaware limited liability company (the “Holdings 3” and, together with Holdings 1 and Holdings 2, the “Closing Date Asset Entities”); collectively with any entity that becomes a party thereto after the date thereof pursuant to a Joinder Agreement in substantially the form attached as Exhibit F thereto as an “Additional Asset Entity”, the “Asset Entities”; the Asset Entities and the Co-Issuers, collectively, the “Obligors”), and the Indenture Trustee.
W I T N E S S E T H:
WHEREAS, pursuant to the Indenture, the Co-Issuers may from time to time issue Notes that will be guaranteed by the Asset Entities upon the terms and subject to the conditions set forth therein;
WHEREAS, the Issuer is a subsidiary of the Co-Guarantor; and
NOW, THEREFORE, in consideration of the premises and to induce the Indenture Trustee and the Obligors to enter into the Indenture and consummate the transactions contemplated thereby on the date hereof, the Co-Guarantor hereby agrees with the Indenture Trustee, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I
DEFINED TERMS
Section 1.1.   Definitions.
(a)    Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms used herein are as defined in the New York UCC: Proceeds and Supporting Obligations.
(b)    The following terms shall have the following meanings:
“Additional Asset Entity”: as defined in the preamble hereto.
“Agreement”: this Guarantee and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Asset Entities”: as defined in the preamble hereto.
“Closing Date Asset Entities”: as defined in the preamble hereto.
“Co-Guarantor”: as defined in the preamble hereto.
“Co-Guarantor Obligations”: with respect to the Co-Guarantor, all obligations and liabilities of the Co-Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2.1), whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Indenture Trustee that are required to be paid by the Co-Guarantor pursuant to the terms of this Agreement).
“Co-Issuer”: as defined in the preamble hereto.
“Co-Issuers”: as defined in the preamble hereto.
“Collateral”: as defined in Article III.
“Guarantor”: DigitalBridge Guarantor, LLC, a Delaware limited liability company.
“Issuer”: as defined in the preamble hereto.
“Issuer Interests”: the limited liability company interests in the Issuer held by the Co-Guarantor.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations”: the collective reference to the unpaid principal of and interest on the Notes and all other obligations, liabilities and indebtedness of every nature to be paid or performed by the Obligors (including, without limitation, interest accruing at the then applicable rate provided in the Indenture after the maturity of the Notes and interest accruing at the then applicable rate provided in the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to an Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture or the other Transaction Documents, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Indenture Trustee that are required to be paid by the Obligors pursuant to the terms of any of the Transaction Documents).
“Obligors”: as defined in the preamble hereto.
“Secured Parties”: the Indenture Trustee and the Noteholders.

Section 1.2.   Other Definitional Provisions.
(a)     The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
ARTICLE II
GUARANTEE
Section 2.1.   Guarantee.
(a)    The Co-Guarantor hereby unconditionally and irrevocably guarantees to the Indenture Trustee, for the benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Obligors when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The guarantee provided hereunder is a guarantee of payment when due and not of collectability, and is a primary obligation of the Co-Guarantor and not merely a contract of surety.
(b)    The guarantee contained in this Section 2.1 shall remain in full force and effect until all the Obligations and the obligations of the Co-Guarantor under the guarantee contained in this Section 2.1 shall have been satisfied by payment in full.
Section 2.2.   No Subrogation. Notwithstanding any payment made by the Co-Guarantor hereunder, the Co-Guarantor shall not be entitled to be subrogated to any of the rights of the Secured Parties against the Obligors or any collateral security or guarantee or right of offset held by the Secured Parties for the payment of the Obligations, nor shall the Co-Guarantor seek or be entitled to seek any contribution or reimbursement from the Obligors in respect of payments made by the Co-Guarantor hereunder, until the Obligations are paid in full. If any amount shall be paid to the Co-Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Co-Guarantor in trust for the Indenture Trustee, on behalf of the Secured Parties, segregated from other funds of the Co-Guarantor, and shall, forthwith upon receipt by the Co-Guarantor, be turned over to the Indenture Trustee on behalf of the Secured Parties, in the exact form received by the Co-Guarantor (duly indorsed by the Co-Guarantor to the Indenture Trustee, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Indenture Trustee (as directed in writing by the Noteholders) may determine.
Section 2.3.   Amendments, etc. with respect to the Obligations. The Co-Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Co-Guarantor and without notice to or further assent by the Co-

Guarantor, any demand for payment of any of the Obligations made by the Indenture Trustee may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Indenture Trustee, and the Indenture and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Indenture Trustee, in accordance with the Indenture, may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Indenture Trustee on behalf of the Secured Parties, for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Indenture Trustee shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it on behalf of the Secured Parties, as security for the Obligations or for the guarantee contained in Section 2.1 or any property subject thereto.
Section 2.4.   Guarantee Absolute and Unconditional. The Co-Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Indenture Trustee upon the guarantee contained in Section 2.1 or acceptance of the guarantee contained in Section 2.1; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Section 2.1; and all dealings between the Obligors and the Co-Guarantor, on the one hand, and the Indenture Trustee on behalf of the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Section 2.1. The Co-Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Obligors with respect to the Obligations. The Co-Guarantor understands and agrees that the guarantee contained in Section 2.1 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Indenture or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Indenture Trustee on behalf of the Secured Parties, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Obligors or any other Person against the Indenture Trustee, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Obligors or the Co-Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Obligors for the Obligations, or of the Co-Guarantor under the guarantee contained in Section 2.1, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Co-Guarantor, in each case at the written direction of the Noteholders, the Indenture Trustee may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Obligors or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Indenture Trustee to so make any such demand, to pursue such other rights or remedies or to collect any payments from the Obligors or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of an Obligor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Co-Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Indenture Trustee against the Co-Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
Section 2.5.   Reinstatement. The guarantee contained in Section 2.1 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Indenture Trustee or any holder of a Note upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of an Obligor or the Co-Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, an Obligor or the Co-Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
ARTICLE III
GRANT OF SECURITY INTEREST
The Co-Guarantor hereby grants to the Indenture Trustee, for the benefit of the Secured Parties, a security interest in, all of the following property wherever located, whether now owned or at any time hereafter acquired by the Co-Guarantor or in which the Co-Guarantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Co-Guarantor Obligations and the Obligations:
(a)    all of the Issuer Interests;
(b)    to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and
(c)    all books and records pertaining to the Collateral.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
The Co-Guarantor hereby represents and warrants to the Indenture Trustee and each Secured Party that:
Section 4.1.   Title; No Other Liens. Except for the security interest granted to the Indenture Trustee on behalf of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Indenture, the Co-Guarantor owns each item of the Collateral free and clear of any and all Liens or claims of others. The Co-

Guarantor is the record and beneficial owner of, and has good and marketable title to, the limited liability company interests of the Issuer, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement, and such limited liability company interests constitute 100% of the ownership interest in the Issuer. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Indenture Trustee, for the benefit of the Secured Parties, pursuant to this Agreement.
Section 4.2.   Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) constitute valid perfected (subject to the filing of any financing statements pursuant to Section 7.3) security interests in all of the Collateral in favor of the Indenture Trustee, for the benefit of the Secured Parties, as collateral security for the Co-Guarantor Obligations and the Obligations, enforceable in accordance with the terms hereof and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Indenture.
Section 4.3.   Jurisdiction of Organization . On the date hereof, the Co-Guarantor’s jurisdiction of organization is, and since its formation has been, Delaware. The Co-Guarantor’s legal name is, and since its formation has been, the name set forth on the signature page hereto. The limited liability company interest granted hereunder constitutes “general intangibles” (within the meaning of Section 9-102(a) of the New York UCC).
Section 4.4.   Co-Guarantor Representations(a)    .
(a)    The Co-Guarantor is duly organized, validly existing and in good standing under the laws of its state of formation. It has all requisite power and authority to own and operate its properties, to carry on its businesses as now conducted and proposed to be conducted. It has all requisite power and authority to enter into each Transaction Document to which it is a party and to perform the terms thereof.
(a)    The Co-Guarantor is duly qualified and in good standing in each state or territory where necessary to carry on its present businesses and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.
(b)    The Co-Guarantor has the power and authority to guarantee the Obligations and pledge the Collateral as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action.
(c)    The execution, delivery and performance by the Co-Guarantor of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (1) violate (x) its certificate of formation or limited liability company agreement; (y) any provision of law applicable to it (except where such violation will not have a Material Adverse Effect) or (z) any order, judgment or decree of any Governmental Authority binding on it or any of its property (except where such violation will not have a Material Adverse Effect); (2) result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation binding upon it or its property (except where such breach or default will not have a Material Adverse Effect); (3) result in or require the creation or imposition of any material Lien (other than Liens permitted by the terms of the Indenture or created hereby) upon its assets; or (4) require any approval or consent of any Person under any Contractual Obligation binding upon it or its property, which approvals or consents have not been obtained on or before the dates required under such Contractual Obligation (except where the failure to obtain such approval or consent will not have a Material Adverse Effect).
(d)    The execution and delivery by it of this Agreement, and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority which has not been obtained or made and is in full force and effect other than any of the foregoing the failure to have made or obtained which will not have a Material Adverse Effect.
(e)    This Agreement is the legally valid and binding obligation of the Co-Guarantor, enforceable against it, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor’s rights.
(f)    The Co-Guarantor (a) has not entered into this Agreement with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for the incurrence of the Obligations hereunder. After giving effect to the incurrence of the Obligations hereunder, the fair saleable value of the Co-Guarantor’s assets taken as a whole exceed the Co-Guarantor’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and Contingent Obligations. The fair saleable value of the Co-Guarantor’s assets taken as a whole, immediately following the incurrence of the Obligations hereunder, is greater than the Co-Guarantor’s probable liabilities, including the maximum amount of its Contingent Obligations on its debts as such debts become absolute and matured. The Co-Guarantor’s assets, immediately following the incurrence of the Obligations hereunder, do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Co-Guarantor does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Co-Guarantor and the amounts to be payable on or in respect of obligations of the Co-Guarantor)
(g)    The Co-Guarantor does not maintain or contribute to, or have any obligation or liability under or with respect to, any Employee Benefit Plan and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no ERISA Affiliate of the Co-Guarantor maintains or contributes to, or has any obligation or liability under or with respect to, any Employee Benefit Plan. The Co-Guarantor does not have any liability relating to an Employee Benefit Plan that could result in a Lien on the assets of the Co-Guarantor in favor of the Pension Benefit Guaranty Corporation or any Employee Benefit Plan pursuant to ERISA or the Code (or any successor thereto) with respect to any Employee Benefit Plan and no such Lien has arisen during the 6 year period prior to the date on which this representation is made or deemed made and, except as would not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect, no ERISA Affiliate of the Co-Guarantor has any liability relating to an Employee Benefit Plan that could result in a Lien on the assets of such ERISA Affiliate in favor of the Pension Benefit Guaranty Corporation or any Employee Benefit Plan pursuant to ERISA or the Code (or any successor thereto) with respect to any Employee Benefit Plan and no such Lien has arisen during the 6 year period prior to the date on which this representation is made or deemed made.
ARTICLE V
COVENANTS
The Co-Guarantor covenants and agrees with (and in the case of Section 5.11 represents and warrants to) the Indenture Trustee that, from and after the date of this Agreement until the Obligations shall have been paid in full:
Section 5.1.   Payment of Obligations. The Co-Guarantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment, charge, levy, or claim need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Co-Guarantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
Section 5.2.   Existence; Qualification. The Co-Guarantor at all times will preserve and keep in full force and effect its existence as a limited liability company, and all rights and franchises to its business, including its qualification to do business in each state where it is required by law to so qualify, except to the extent that the failure to be so qualified would not have a Material Adverse Effect.
Section 5.3.   Maintenance of Perfected Security Interest; Further Documentation.
(a)    The Co-Guarantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.
(b)    At any time and from time to time, the Co-Guarantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as may be necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

(c)    Neither the Indenture Trustee nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Transaction Documents for the creation, perfection, continuation, priority, sufficiency or protection of any of the liens, or for any defect or deficiency as to any such matters, or for monitoring the status of any lien or performance of the collateral.
(d)    The Indenture Trustee shall not be responsible for, and makes no representation or warranty as to, the validity, legality, enforceability, sufficiency or adequacy of the Collateral, this Agreement, or any related document, or as to the correctness of any statement contained in any thereof.
Section 5.4.   Changes in Name, etc
. The Co-Guarantor will not, except upon prior written notice to the Indenture Trustee and delivery to the Indenture Trustee of all additional financing statements and other documents reasonably requested by the Indenture Trustee or as otherwise necessary to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization from that referred to in Section 4.3 or (ii) change its name. The Co-Guarantor will not permit the limited liability company interest granted hereunder to become investment property (within the meaning of Section 9-102(a) of the New York UCC).
Section 5.5.   Notices(a)    . The Co-Guarantor will advise the Indenture Trustee promptly, in reasonable detail, of any Lien (other than security interests created hereby or Liens permitted under the Indenture) on any of the Collateral.
Section 5.6.   ERISA.
(a)    The Co-Guarantor (i) shall not maintain, contribute to, or incur any obligation or liability under or with respect to any Employee Benefit Plan and (ii) shall not assume, or otherwise become responsible for, any obligation or liability of any other Person under or with respect to an Employee Benefit Plan (other than any obligation or liability assumed, or for which the Co-Guarantor otherwise becomes responsible, under the requirements of ERISA or the Code that would not reasonably be expected to have a Material Adverse Effect).
(b)    Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Co-Guarantor, the Co-Guarantor shall not engage in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; provided that, the Co-Guarantor shall be deemed not to be in breach of this representation if such breach results solely because (i) any portion of the Notes have been, or will be, purchased or held by any Plan and (ii) the purchase or holding of such portion of the Notes by such Plan constitutes a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of applicable Similar Law.
Section 5.7.   Indebtedness(c)    . The Co-Guarantor shall not create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than Permitted Indebtedness.

Section 5.8.   Liens. The Co-Guarantor shall not create, incur, assume or permit to exist any Lien on or with respect to the Collateral except Permitted Encumbrances.
Section 5.9.   Contingent Obligations. Other than Permitted Indebtedness, the Co-Guarantor shall not create or become or be liable with respect to any material Contingent Obligation.
Section 5.10.   Fundamental Change(d)    . The Co-Guarantor shall not (i) amend, modify or waive any term or provision of its limited liability company operating agreement or other organizational documents so as to violate or permit the violation of the limited purpose entity provisions set forth herein, unless required by law; or (ii) liquidate, wind-up or dissolve.
Section 5.11.   Limited Purpose Representations, Warranties and Covenants.
(a)    The Co-Guarantor has not owned, and does not own and will not own any assets other than (i) its ownership interest in the Issuer and any proceeds thereof and (ii) in connection with the addition of an Additional Asset Entity pursuant to the Indenture, the ownership interests in such Additional Asset Entity pending the contribution thereof to the Issuer and (iii) such incidental assets as are necessary to enable it to discharge its obligations under this Agreement.
(b)    The Co-Guarantor has not and is not engaged, and will not engage, in any business, directly or indirectly, other than the ownership, management and operation of its ownership interest in the Issuer and any proceeds thereof.
(c)    The Co-Guarantor has not entered, and will not enter, into any contract or agreement with any of its Affiliates (other than the Obligors) except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than such Affiliate (it being understood that the Management Agreement and the other Transaction Documents comply with this covenant).
(d)    The Co-Guarantor has not incurred any Indebtedness that remains outstanding as of the Series 2021-1 Closing Date and will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Permitted Indebtedness.
(e)    The Co-Guarantor has not made any loans or advances to any Person prior to the Series 2021-1 Closing Date and will not make any loan or advance to any Person (including any of its Affiliates) other than to the Obligors, and has not acquired, and will not acquire, obligations or securities of any of its Affiliates other than of the Obligors.
(f)    The Co-Guarantor is and reasonably expects to remain solvent and pay its own liabilities, indebtedness, and obligations of any kind solely from its own separate assets as the same shall become due.
(g)    The Co-Guarantor has done or caused to be done, and will do, all things necessary to preserve its existence, and will not, nor will any member, amend, modify or otherwise change its limited liability company agreement in any manner with respect to the matters set forth in this Section 5.11 except as otherwise permitted under such limited liability company agreement.
(h)    The Co-Guarantor has continuously maintained, and shall continuously maintain, its existence and qualification to do business in all states necessary to carry on its business.
(i)    The Co-Guarantor has conducted and operated, and will conduct and operate, its business as presently contemplated with respect to the ownership of the Issuer Interests.
(j)    The Co-Guarantor has maintained, and will maintain, books and records and bank accounts separate from those of any of its members or Affiliates or any other Person (other than the Obligors) and will maintain its financial statements separate from those of its Affiliates; provided, however, that the Co-Guarantor and its assets may be included in the consolidated financial statements of its Affiliates if (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Co-Guarantor and its subsidiaries from such Affiliates and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall also be listed on the Co-Guarantor’s own separate balance sheet.
(k)    The Co-Guarantor has at all times held, and will continue to hold, itself out to the public as a legal entity separate and distinct from any other Person (including any of its members or Affiliates, and any Affiliates of any of the same) and not as a department or division of any Person (other than the Obligors) and will correct any known misunderstandings regarding its existence as a separate legal entity.
(l)    The Co-Guarantor has had and will have a sufficient number of employees (if any) in light of its contemplated business operations and has paid and shall pay the salaries of its own employees (if any), solely from its own funds.
(m)    The Co-Guarantor has allocated, and will continue to allocate, fairly and reasonably any shared expenses with Affiliates (including, without limitation, any shared office space or other services and the services performed by any employee of an Affiliate, including as a director or officer).
(n)    The Co-Guarantor has used and will use stationery, invoices and checks bearing its own name separate from those of any Affiliate (it being understood that the Co-Guarantor and the Obligors are expressly permitted to use common stationery, invoices and checks among the Co-Guarantor and the Obligors).
(o)    The Co-Guarantor has filed, and will continue to file, its own tax returns separate from those of any other Person except to the extent that the Co-Guarantor is treated as a “disregarded entity” for tax purposes or is otherwise not required to file tax returns under applicable law.

(p)    The Co-Guarantor reasonably expects to maintain adequate capital for its obligations in light of its contemplated business operations; provided however, that the foregoing shall not require its member to make additional capital contributions.
(q)    The Co-Guarantor has not sought, acquiesced in, or suffered or permitted, and will not seek, acquiesce in, or suffer or permit, its liquidation, dissolution or winding up, in whole or in part.
(r)    Except as otherwise expressly permitted by the Transaction Documents, the Co-Guarantor will not enter into any transaction of merger or consolidation, sell all or substantially all of its assets, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any Person.
(s)    The Co-Guarantor has not commingled or permitted to be commingled, and will not commingle or permit to be commingled its funds or other assets with those of any other Person (other than an Obligor).
(t)    The Co-Guarantor has maintained, and will maintain, its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.
(u)    The Co-Guarantor does not and will not hold itself out to be responsible for the debts or obligations (other than the Obligations) of any other Person (other than an Obligor).
(v)    The Co-Guarantor has not guaranteed or otherwise become liable in connection with any obligation of any other Person (other than the Obligors) that remains outstanding as of the Series 2021-1 Closing Date, and will not guarantee or otherwise become liable on or in connection with any obligation (other than the Obligations) of any other Person (other than the Obligors).
(w)    The Co-Guarantor has not pledged its assets to secure obligations of any other Person (other than the Obligors) that remains outstanding, and will not pledge its assets to secure obligations of any other Person (other than the Obligors).
(x)    The Co-Guarantor has not held, and, except for funds deposited into the Accounts in accordance with the Transaction Documents, shall not hold, title to its assets other than in its own name.
(y)    The Co-Guarantor has conducted, and will continue to conduct, its business solely in its own name.
(z)    The Co-Guarantor has not formed, acquired or held any subsidiary (other than the Obligors) and will not form, acquire or hold any subsidiary (other than the Obligors).
(aa)    The Co-Guarantor has observed, and will continue to observe, all limited liability company formalities.

(bb)    The Co-Guarantor shall comply in all material respects with all of the assumptions, statements, certifications, representations, warranties and covenants regarding or made by it contained or appended to the non-consolidation opinion delivered pursuant to the Indenture on the Series 2021-1 Closing Date.
Section 5.12.   Bankruptcy.
(a)    The Co-Guarantor shall not, without the prior unanimous written consent of its board of directors, including the Independent Directors (as defined in its limited liability company agreement) of such board, institute proceedings for itself to be adjudicated bankrupt or insolvent; consent to the institution of bankruptcy or insolvency proceedings against itself; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for itself or a substantial part of its property; make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due.
(b)    The member of the Co-Guarantor has designated and at all times shall maintain at least two (2) Independent Directors on the Co-Guarantor’s board of directors, who shall be selected by the member of the Co-Guarantor.
ARTICLE VI
REMEDIAL PROVISIONS
Section 6.1.   Rights with respect to the Issuer Interests.
(a)    Unless an Event of Default shall have occurred and be continuing (of which a Responsible Officer of the Indenture Trustee has Knowledge or has received written notice thereof) and the Indenture Trustee (at the written direction of the Controlling Class Representative or, if none, the Majority Noteholders) shall have given notice to the Co-Guarantor of the Indenture Trustee’s intent to exercise its corresponding rights pursuant to Section 6.1(b), the Co-Guarantor shall be permitted to receive all cash dividends paid in respect of the Issuer Interests and to exercise all voting or other organizational rights with respect to the Issuer Interests; provided, however, that no vote shall be cast or other organizational right exercised or other action taken which, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture or any other Transaction Document.
(b)    If an Event of Default shall occur and be continuing (of which a Responsible Officer of the Indenture Trustee has Knowledge or has received written notice thereof) and the Indenture Trustee (at the written direction of the Controlling Class Representative or, if none, the Majority Noteholders) shall give notice of its intent to exercise such rights to the Co-Guarantor, (i) the Indenture Trustee, on behalf of the Secured Parties, shall have the right to receive any and all cash distributions, payments or other Proceeds paid in respect of the Issuer Interests and make application thereof to the Obligations in such order as the Indenture Trustee is directed in writing by the Noteholders, and the Indenture Trustee or its nominee may thereafter, at the written direction of the Noteholders, exercise (x) all voting and other rights pertaining to the Issuer Interests and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Issuer Interests as if it were the absolute owner thereof, all without liability except to account for property actually received by it, but the Indenture Trustee shall have no duty to the Co-Guarantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)    The Co-Guarantor hereby authorizes and instructs the Issuer to (i) comply with any instruction received by it from the Indenture Trustee in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Co-Guarantor, and the Co-Guarantor agrees that the Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any distributions or other payments with respect to the Issuer Interests directly to the Indenture Trustee on behalf of the Secured Parties.
Section 6.2.   UCC and Other Remedies. If an Event of Default shall occur and be continuing (of which a Responsible Officer of the Indenture Trustee has Knowledge or has received written notice thereof), the Indenture Trustee, on behalf of the Secured Parties, may (at the written direction of the Controlling Class Representative or, if none, the Majority Noteholders) exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Indenture Trustee (or its nominee), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Co-Guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may, at the written direction of the Controlling Class Representative or, if none, the Majority Noteholders, in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Indenture Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may determine, for cash or on credit or for future delivery without assumption of any credit risk. The Indenture Trustee or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Co-Guarantor, which right or equity is hereby waived and released. The Indenture Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 6.2, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Indenture Trustee and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with the Indenture. To the extent permitted by applicable law, the Co-Guarantor waives all claims, damages and demands it may acquire against the Indenture Trustee or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
Section 6.3.   Extinguishment of Obligations. Notwithstanding anything to the contrary in this Agreement, all obligations of the Co-Guarantor hereunder shall be deemed to be extinguished in the event that, at any time, the Issuer, the Co-Issuer, the Co-Guarantor, the Co-Guarantor and the Asset Entities have no assets (which shall include claims that may be asserted by the Issuer, the Co-Issuer, the Co-Guarantor, the Co-Guarantor and the Asset Entities with respect to contractual obligations of third parties to the Issuer, the Co-Issuer, the Co-Guarantor, the Co-Guarantor and the Asset Entities). No further claims may be brought against any of the Co-Guarantor’s directors or officers or against their shareholders or members, as the case may be, for any such obligations, except in the case of fraud or actions taken in bad faith by such Persons.
ARTICLE VII
THE INDENTURE TRUSTEE
Section 7.1.   Indenture Trustee’s Appointment as Attorney-in-Fact, etc.
The Co-Guarantor hereby irrevocably constitutes and appoints the Indenture Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Co-Guarantor and in the name of the Co-Guarantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement; provided, however, that the Indenture Trustee shall have no duty or obligation to so act except upon direction from the Noteholders representing more than 50.0% of the aggregate Outstanding Class Principal Balances of all Classes of Notes. Anything in this Section 7.1(a) to the contrary notwithstanding, the Indenture Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing. The Co-Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section 7.2.   Duty of Indenture Trustee. None of the Indenture Trustee, any Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Co-Guarantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Indenture Trustee hereunder are solely to protect the Indenture Trustee’s and the Secured Parties’

interests in the Collateral and shall not impose any duty upon the Indenture Trustee or any Secured Party to exercise any such powers. The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither any of its officers, directors, employees or agents shall be responsible to the Co-Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
Section 7.3.   Execution of Financing Statements. Pursuant to any applicable law, the Co-Guarantor authorizes the Indenture Trustee to file or record financing statements and other filing or recording documents or instruments (however, the Indenture Trustee shall not have the duty or obligation to file or record) with respect to the Collateral without the signature of the Co-Guarantor in such form and in such offices as required to perfect the security interests of the Indenture Trustee under this Agreement. The Co-Guarantor authorizes the use of the collateral description “all assets” in any such financing statements. The Co-Guarantor hereby ratifies and authorizes the filing by the Indenture Trustee of any financing statement with respect to the Collateral made prior to the date hereof.
Section 7.4.   Authority of Indenture Trustee. The Co-Guarantor acknowledges that the rights and responsibilities of the Indenture Trustee under this Agreement with respect to any action taken by the Indenture Trustee or the exercise or non-exercise by the Indenture Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Indenture Trustee and the Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Indenture Trustee and the Co-Guarantor, the Indenture Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Co-Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE VIII
MISCELLANEOUS
Section 8.1.   Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article XIII of the Indenture.
Section 8.2.   Notices. All notices, requests and demands to or upon the Indenture Trustee or the Co-Guarantor hereunder shall be effected in the manner provided for in the Indenture; provided that any such notice, request or demand to or upon the Co-Guarantor shall be addressed to the Co-Guarantor at its notice address set forth on Schedule 1.
Section 8.3.   No Waiver by Course of Conduct; Cumulative Remedies. Neither the Indenture Trustee nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Indenture

Trustee or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Indenture Trustee or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Indenture Trustee or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
Section 8.4.   Enforcement Expenses; Indemnification.
(a)    The Co-Guarantor agrees to pay or reimburse the Indenture Trustee for all its costs and expenses incurred in collecting against the Co-Guarantor under the guarantee contained in Section 2.1 or otherwise enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel to the Indenture Trustee.
(b)    The Co-Guarantor agrees to pay, and to save the Indenture Trustee harmless from, any and all liabilities with respect to, or resulting from, any delay in paying any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)    The Co-Guarantor agrees to pay, and to save the Indenture Trustee and each Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation,  any attorneys’ fees, costs, and expenses incurred in connection with any enforcement (including any action, claim, or suit brought) by the Indenture Trustee of any indemnification or other obligation of Co-Guarantor or any other Persons) with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Issuer would be required to do so pursuant to the Indenture.
(d)    The obligations of this Section 8.4 shall survive termination or assignment of this Agreement and any resignation or removal of the Indenture Trustee.
Section 8.5.   Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Co-Guarantor and shall inure to the benefit of the Indenture Trustee and the Secured Parties and their successors and assigns.
Section 8.6.   Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement in Portable Document Format (PDF). Docusign or by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.
Section 8.7.   Severability; Entire Agreement. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement supersedes all prior agreements between the parties and constitutes the entire agreement between the parties hereto with respect to the matters covered hereby.
Section 8.8.   Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 8.9.   GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 8.10.   Submission To Jurisdiction; Waivers. The Co-Guarantor hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Co-Guarantor at its address referred to in Section 8.2 or at such other address of which the Indenture Trustee shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages (including lost profits).
Section 8.11.   Acknowledgements. The Co-Guarantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement;
(b)    neither the Indenture Trustee nor any Obligor has any fiduciary relationship with or duty to the Co-Guarantor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Co-Guarantor, on the one hand, and the Indenture Trustee and Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Obligors or among the Co-Guarantor and the Obligors.
Section 8.12.   Releases. At such time as the Obligations shall have been paid in full and pursuant to the terms of the Transaction Documents, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Indenture Trustee and the Co-Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Co-Guarantor. At the written request and sole expense of the Co-Guarantor, and upon written direction of the Noteholders and otherwise pursuant to the terms of the Transaction Documents, following any such termination, the Indenture Trustee shall deliver to the Co-Guarantor any Collateral held by the Indenture Trustee hereunder, and execute and deliver to the Co-Guarantor such documents as the Co-Guarantor shall reasonably request to evidence such termination.
Section 8.13.   WAIVER OF JURY TRIAL. THE CO-GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
Section 8.14.   No Petition.
(a)    The Indenture Trustee hereby covenants and agrees that it will not at any time institute against the Co-Guarantor, or join in any institution against the Co-Guarantor of, any bankruptcy, reorganization, insolvency or similar proceedings, or other proceedings under any federal, state or foreign bankruptcy or similar law in connection with any obligations hereunder.
        (b)    Prior to the date that is one year and one day after the date on which the Indenture has been terminated in accordance with its terms and all Obligations thereunder and under the other Transaction Documents have been paid in full, the Co-Guarantor shall not institute, or join any other Person in instituting, or authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings under the laws of the United States of America or any state thereof against any Obligor.

Section 8.15.   Concerning the Indenture Trustee. The Indenture Trustee shall be afforded the same rights, protections, immunities and indemnities set forth in the Indenture as if the same were specifically set forth herein mutatis mutandis. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Citibank, N.A., not in its individual capacity or personally but solely in its capacity as Indenture Trustee, in the exercise of the powers and authority conferred and vested in it under the Indenture, and in no event shall Citibank, N.A. in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other Person under this Agreement or in any of the certificates, reports, documents, data, notices or agreements delivered pursuant hereto or thereto. The Indenture Trustee makes no representations or warranties as to nor assumes any responsibility for the correctness of the recitals contained herein, and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Agreement and makes no representation with respect thereto. The Indenture Trustee has executed this Agreement as directed under and in accordance with the Indenture and will perform this Agreement solely in its capacity as Indenture Trustee for the benefit of the Secured Parties. Subject to the terms of the Indenture, the Indenture Trustee shall have no obligation to perform or exercise any discretionary act. The powers conferred on the Indenture Trustee hereunder are solely to protect the Secured Parties’ interest in the Account Security and shall not impose any duty upon it to exercise any such powers (unless otherwise explicitly provided herein).

Section 8.16.   Patriot Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, USA PATRIOT Act), the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request from time to time in order to comply with any applicable requirements of the Patriot Act.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Security Agreement to be duly executed and delivered as of the date first above written.

DIGITALBRIDGE CO-GUARANTOR, LLC
    as Co-Guarantor

By:    /s/ Ronald M. Sanders
Name: Ronald M. Sanders
    Title: Vice President

ACKNOWLEDGED AND AGREED:
CITIBANK, N.A.
    as Indenture Trustee

By:    /s/ Jacqueline Suarez
Name: Jacqueline Suarez
    Title: Senior Trust Officer

DIGITALBRIDGE ISSUER, LLC
    as Issuer, with respect to Section 6.1(c)

By:    /s/ Ronald M. Sanders
Name: Ronald M. Sanders
    Title: Vice President

Signature Page to Guarantee and Security Agreement (Co-Guarantor)